AGREEMENT FOR
                           PURCHASE AND SALE OF ASSETS

                                      AMONG

                      USL PARALLEL PRODUCTS OF CALIFORNIA,
                            A CALIFORNIA CORPORATION

                       PARALLEL PRODUCTS OF KENTUCKY, INC.
                             A KENTUCKY CORPORATION

                       PARALLEL PRODUCTS OF FLORIDA, INC.
                              A FLORIDA CORPORATION

                               PARALLEL PRODUCTS,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            DWA OF BELVEDERE COMPANY
                            A CALIFORNIA CORPORATION

                            ESTATE OF DAVID W. ALLEN

                           DAVID W. ALLEN TRUST NO. 1

                                   PETER ALLEN

                                  NEAL KOEHLER

                                       AND

                                 RICHARD EASTMAN

                                TABLE OF CONTENTS

                                                                           PAGE

        1.     SALE AND TRANSFER OF ASSETS..................................(1)
               1.01   GENERAL...............................................(1)

                      (a)    SCHEDULED PROPERTY.............................(1)
                      (b)    CONTRACTUAL RIGHTS.............................(1)
                      (c)    LICENSES AND PERMITS...........................(1)
                      (d)    EQUIPMENT......................................(2)
                      (e)    SHORT TERM ASSETS..............................(2)
                      (f)    NAMES AND NUMBERS..............................(2)
                      (g)    RECORDS........................................(2)
                      (h)    REAL PROPERTY..................................(2)
                      (i)    OTHER ASSETS...................................(2)
                      (j)    EXCLUDED ASSETS................................(2)
               1.02   PURCHASE PRICE........................................(3)
                      (a)    CLOSING CASH PAYMENT...........................(3)
                      (b)    CLOSING STOCK PAYMENT..........................(3)
                      (c)    CONTINGENT CASH PAYMENT........................(3)
                      (d)    CONTINGENT STOCK PAYMENT.......................(3)
                      (e)    EBITDA CALCULATIONS............................(3)
                      (f)    VALIDITY; OTHER MATTERS........................(4)
                      (g)    RESALE OF PARENT STOCK.........................(4)
                      (h)    LEGENDS........................................(5)
               1.03   ASSUMPTION OF LIABILITIES.............................(5)
               1.04   ALLOCATION OF ASSETS AND PURCHASE PRICE...............(6)
               1.05   EXCISE AND PROPERTY TAXES.............................(6)
               1.06   THE CLOSING...........................................(6)
               1.07   TITLE ASSURANCES......................................(6)
                      (a)    OWNERS TITLE POLICY............................(6)
                      (b)    PERMITTED ENCUMBRANCES.........................(7)
                      (c)    SURVEY.........................................(7)

               1.08   DELIVERIES AT THE CLOSING.............................(7)
               1.09   EFFECTIVE DATE OF TRANSACTION.........................(7)

        2.     POST CLOSING ADJUSTMENT......................................(7)
               2.01   CALCULATION OF NET WORKING CAPITAL AT CLOSING DATE.  .(7)
               2.02   PAYMENT OF ADJUSTMENT AMOUNTS.........................(8)

        3.     REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION....(8)
               3.01   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........(8)

                      (a)    AUTHORIZATION OF TRANSACTION...................(8)
                      (b)    NONCONTRAVENTION...............................(8)
                      (c)    BROKERS' FEES..................................(8)

               3.02   REPRESENTATIONS AND WARRANTIES OF THE BUYERS..........(9)

                      (a)    ORGANIZATION OF THE BUYERS.....................(9)
                      (b)    AUTHORIZATION OF TRANSACTION...................(9)
                      (c)    NONCONTRAVENTION...............................(9)
                      (d)    BROKERS' FEES..................................(9)
                      (e)    SECURITIES DOCUMENTS...........................(9)
                      (f)    ABSENCE OF CERTAIN CHANGES OR EVENTS..........(10)
                      (g)    ABSENCE OF LITIGATION.........................(10)
                      (h)    DISCLOSURE....................................(10)

        4.     REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.......(10)
               4.01   ORGANIZATION, QUALIFICATION, AND POWER...............(10)
               4.02   CAPITALIZATION.......................................(11)
               4.03   NONCONTRAVENTION.....................................(11)
               4.04   BROKERS' FEES........................................(11)
               4.05   TITLE TO ASSETS......................................(11)
               4.06   CUSTOMERS AND SALES..................................(12)
               4.07   NO SUBSIDIARIES OR EQUITY INVESTMENTS................(12)
               4.08   FINANCIAL STATEMENTS.................................(12)
               4.09   EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.....(12)
               4.10   UNDISCLOSED LIABILITIES..............................(14)
               4.11   TAX MATTERS..........................................(14)
               4.12   REAL PROPERTY........................................(15)
               4.13   INTELLECTUAL PROPERTY................................(17)
               4.14   PERSONAL PROPERTY....................................(17)
               4.15   CONTRACTS............................................(17)
               4.16   HAZARDOUS MATERIALS; DISPOSAL SITES..................(18)
               4.17   PERMITS AND ENVIRONMENTAL MATTERS....................(19)
               4.18   REPORTS, ETC.........................................(20)
               4.19   APPLICABLE LAWS COMPLIANCE...........................(20)
               4.20   ENVIRONMENT, HEALTH, AND SAFETY......................(21)
               4.21   POWERS OF ATTORNEY...................................(22)
               4.22   INSURANCE............................................(22)
               4.23   LITIGATION...........................................(22)
               4.24   EMPLOYMENT CONTRACTS.................................(22)
               4.25   EMPLOYEE BENEFITS....................................(23)
               4.26   GUARANTIES...........................................(23)
               4.27   CERTAIN BUSINESS RELATIONSHIPS.......................(23)
               4.28   SECURITIES MATTERS...................................(23)
               4.29   SUFFICIENCY OF ASSETS................................(23)
               4.30   DISCLOSURE...........................................(23)

        5.     PRE-CLOSING COVENANTS.......................................(24)
               5.01   GENERAL..............................................(24)
               5.02   NOTICES AND CONSENTS.................................(24)
               5.03   OPERATION OF BUSINESS................................(24)
               5.04   MAINTENANCE OF INSURANCE.............................(24)

               5.05   PRESERVATION OF BUSINESS.............................(24)
               5.06   FULL ACCESS..........................................(24)
               5.07   NOTICE OF DEVELOPMENTS...............................(25)
               5.08   EXCLUSIVITY..........................................(25)

        6      POST-CLOSING COVENANTS......................................(26)
               6.01   GENERAL..............................................(26)
               6.02   TRANSITION...........................................(26)
               6.03   CONFIDENTIALITY......................................(26)
               6.04   TAX RETURNS AND FILINGS..............................(26)
               6.05   USE OF NAMES.........................................(27)
               6.06   BATF PERMITS.........................................(27)
               6.07   CCWD DISCHARGE FEE...................................(27)

        7      CONDITIONS TO OBLIGATION TO CLOSE...........................(27)
               7.01   CONDITIONS TO OBLIGATION OF THE BUYERS...............(27)
               7.02   CONDITIONS TO OBLIGATION OF THE SELLERS..............(29)

        8      REMEDIES FOR BREACHES OF THIS AGREEMENT.....................(30)
               8.01   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                       INDEMNITIES.........................................(30)
               8.02   INDEMNIFICATION PROVISIONS FOR BENEFIT OF
                       THE BUYERS..........................................(31)
               8.03   INDEMNIFICATION PROVISIONS FOR BENEFIT OF
                       THE SELLERS.........................................(31)
               8.04   MATTERS INVOLVING THIRD PARTIES......................(32)
               8.05   LIMITATION ON LIABILITY..............................(33)
               8.06   OTHER INDEMNIFICATION PROVISIONS.....................(33)

        9      TERMINATION.................................................(33)
               9.01   TERMINATION OF AGREEMENT.............................(33)
               9.02   EFFECT OF TERMINATION.  .............................(34)

        10     CERTAIN DEFINITIONS.........................................(34)

        11.    GENERAL.....................................................(38)
               11.01  INCORPORATION OF EXHIBITS AND SCHEDULES..............(38)
               11.02  NO THIRD-PARTY BENEFICIARIES.........................(39)
               11.03  ENTIRE AGREEMENT.....................................(39)
               11.04  SUCCESSION AND ASSIGNMENT............................(39)
               11.05  COUNTERPARTS.........................................(39)
               11.06  HEADINGS.............................................(39)
               11.07  NOTICES..............................................(39)
               11.08  APPOINTMENT OF AGENT.................................(40)
               11.09  GOVERNING LAW........................................(40)
               11.10  AMENDMENTS AND WAIVERS...............................(41)
               11.11  SEVERABILITY.........................................(41)
               11.12  EXPENSES.............................................(41)
               11.13  CONSTRUCTION.........................................(41)

               11.14  SPECIFIC PERFORMANCE.................................(41)
               11.15  AUTHORITY............................................(41)

Exhibit A-1       =      Bills of Sale and Assignment - California/Oregon Assets
Exhibit A-2       =      Bill of Sale and Assignment - Kentucky Assets
Exhibit A-3       =      Bill of Sale and Assignment - Florida Assets
Exhibit B         =      Assignment and Assumption - Kentucky Property
Exhibit C-1       =      Grant Deed for California Property
Exhibit C-2       =      Grant Deed for Kentucky Property
Exhibit D         =      Form of Noncompetition Agreement
Exhibit E         =      Form of Opinion of Counsel to the Sellers
Exhibit F         =      Form of Spousal Consent

Schedule 1.01(j)  =      Excluded Assets
Schedule 1.03     =      Assumption of Liabilities
Schedule 1.04     =      Allocation Purchase Price

Schedule 3.01     =      Authorization of Transaction/Noncontravention
Schedule 4.01     =      Organization, Qualification, and Power
Schedule 4.02     =      Capitalization
Schedule 4.03     =      Noncontravention
Schedule 4.04     =      Brokers' Fees
Schedule 4.05     =      Title to Assets
Schedule 4.06     =      Customers and Sales
Schedule 4.08     =      Financial Statements
Schedule 4.09     =      Events Subsequent to Most Recent Fiscal Year End
Schedule 4.10     =      Undisclosed Liabilities
Schedule 4.12     =      Real Property
Schedule 4.12(d)  =      Litigation, Land, Environmental
Schedule 4.13     =      Intellectual Property
Schedule 4.14     =      Personal Property
Schedule 4.15     =      Contracts
Schedule 4.16     =      Hazardous Materials; Disposal Sites
Schedule 4.17     =      Permits and Environmental Matters
Schedule 4.18     =      Reports, Etc.
Schedule 4.22     =      Insurance
Schedule 4.23     =      Litigation
Schedule 4.24     =      Employment Contracts
Schedule 4.25     =      Employee Benefits
Schedule 4.27     =      Certain Business Relationships

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

        This Agreement for Purchase and Sale of Assets ("Agreement") is entered into as of April 21, 1998 by and between USL Parallel Products of California, a California corporation ("PPC"), Parallel Products of Kentucky, Inc., a Kentucky corporation ("PPK"), Parallel Products of Florida, Inc., a Florida corporation ("PPF" and collectively with PPC and PPK, the "BUYERS"), Parallel Products, a California limited partnership (the "Company"), DWA of Belvedere Company, a California corporation and the Company's general partner, Estate of David W. Allen, David W. Allen Trust No. 1, Peter Allen, Neal Koehler and Richard Eastman (collectively the "Partners"). The Company and the Partners are referred to collectively herein as the "SELLERS". The Buyers and Sellers are referred to collectively herein as the "Parties."

        Buyers desire to purchase from the Company and the Company desires to sell to Buyers, on the terms and subject to the conditions of this Agreement, all the business and properties of the Company in return for the Purchase Price provided for herein;

        The Partners owns all of the outstanding partnership interests in the Company and desire that this transaction be consummated;

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.      SALE AND TRANSFER OF ASSETS.

               1.01 GENERAL. Subject to the terms and conditions set forth in this agreement, the Company agrees to sell, convey, transfer, assign, and deliver to Buyers, and Buyers agree to purchase from the Company, all the assets, properties, and business of Company of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located (except the Excluded Assets), all of which are collectively referred to as the "Assets", including, but without limitation to, the following:

                      (a) SCHEDULED PROPERTY. All property and other rights listed as assets of the Company in the schedules or exhibits attached to this Agreement;

                      (b) CONTRACTUAL RIGHTS. All rights and benefits of the
               Company under all contracts, including, without limitation, all
               (i) leases of real property used by the Company in the operation of its Business and all leasehold improvements and fixtures relating thereto, and (ii) all leases or rental agreements covering machinery, equipment computer hardware and software, tools, supplies, furniture and fixtures, vehicles and other tangible personal property and assets used in the Business of the Company.

                      (c) LICENSES AND PERMITS. All licenses, permits, operating rights and franchises held or used by the Company in connection with the ownership of the assets and the conduct of the operation of the Assets.


                                       (1)

                      (d) EQUIPMENT. All rolling stock, containers, machinery,
               equipment, fixtures, furniture, computer hardware and software, tools, supplies, vehicles and other tangible personal property and assets of the Company related to its Business.

                      (e) SHORT TERM ASSETS. All royalty rights, purchase and
               sale orders, inventories, deposits, cash and cash equivalents, accounts receivable, short-term investments, inventory and prepaid expenses of the Company arising in connection with the Business of the Company.

                      (f) NAMES AND NUMBERS. All right, title and interest the
               Sellers have to use any trade names (including, without limitation, "Parallel Products"), trademarks, service marks, copyrights, patents, phone numbers and the like related to the Business of the Company.

                      (g) RECORDS. All operating data and records of the Company relating to its Business, including, without limitation, customer lists and records, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records; provided, however, that Seller may retain copies of such records as may be necessary for Internal Revenue Service and local tax verification purposes.

                      (h) REAL PROPERTY. Those certain parcels of real property
               (the "Land") more particularly described in SCHEDULE 4.14 hereof together with any buildings, structures, or other improvements or fixtures located on the Land and all rights, privileges, and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land (to the extent owned by Sellers) as well as all development rights, permits, air rights, water, water rights, and water stock relating to the Land, and any other easements, rights-of-way or appurtenances used in connection with or existing for the benefit of the Land owned by the Company (collectively the "Real Property").

                      (i) OTHER ASSETS. All other real, personal and mixed
               property and assets of every kind and nature, tangible or intangible (including warranties and performance guaranties with respect to such assets) owned by the Company or used or held for use by the Company in connection with the Business of the Company, except Excluded Assets.

                      (j) EXCLUDED ASSETS. The Assets shall not include assets
               of the Company used primarily in connection with the "Cucamonga Gold" line of business (the "Excluded Assets") specifically set forth on SCHEDULE 1.01(J). Buyers and Seller shall enter into a supply agreement for the purchase of raw materials used in the manufacture of "Cucamonga Gold" products at fair market price under commercially reasonable terms.

                                       (2)

               1.02 PURCHASE PRICE. Subject to Sections 1.03 and 2 below and the contingencies set forth in the Section 1.02, Buyers will pay to the Company for the Assets the aggregate sum of $15,750,000 less the amount of any Long Term Liabilities as of the Closing (the "Purchase Price") payable as follows:

                      (a) CLOSING CASH PAYMENT. $7,250,000 less the amount of
               any Long Term Liabilities (the "Closing Cash Payment"), in immediately available funds at the Closing.

                      (b) CLOSING STOCK PAYMENT. $4,300,000 (the "Closing Stock
               Payment") in common stock of U S Liquids, Inc. ("Parent"), a Delaware corporation (such stock referred to as "Parent Stock") at the Closing. Buyers will issue (or cause Parent to issue) and deliver to the Company, duly executed certificates in valid form evidencing, in the aggregate, that number of shares of Parent Stock determined as to the nearest whole share, by dividing into the amount of the Closing Stock Payment, the average of the closing sale price for such shares on the American Stock Exchange ("AMEX"), as reported by THE WALL STREET JOURNAL, for the twenty
               (20) trading days prior to the earlier of (i) five (5) trading days immediately preceding the Closing Date, or (ii) the public announcement of this transaction (the "Valuation Price").

                      (c) CONTINGENT CASH PAYMENT. $2,100,000 (the "Contingent
               Cash Payment") in immediately available funds, if the annual earnings before interest, income tax, depreciation, and amortization ("EBITDA") of the Business transferred hereunder exceed $3,200,000 in any four consecutive quarters during the first three (3) consecutive years after the Closing Date, payable within sixty (60) days after attainment of such earnings (the "Contingent Payment Date").

                      (d) CONTINGENT STOCK PAYMENT. $2,100,000 (the "Contingent
               Stock Payment") in Parent Stock if the annual EBITDA of the Business transferred hereunder exceed $3,200,000 in any four consecutive quarters during the first three (3) consecutive years after the Closing Date, payable on or before the Contingent Payment Date. Buyers will issue (or cause Parent to issue) and deliver to the Company, duly executed certificates in valid form evidencing, in the aggregate, that number of shares of Parent Stock determined as to the nearest whole share, by dividing the average of the closing sale price for such shares on the AMEX, as reported by THE WALL STREET JOURNAL, for the twenty (20) trading days prior to the five (5) trading days immediately preceding the Continent Payment Date into the amount of the Contingent Stock Payment.

                      (e) EBITDA CALCULATIONS. In calculating the EBITDA of the
               Company for purposes of the Contingent Cash Payment and the Contingent Stock Payment, Buyers agree that they shall:

                             (i) measure only the Business transferred hereunder and not aggregate loss activities from any other Affiliates of Parent;

                                       (3)

                             (ii) include all profits from the Business transferred hereunder regardless of the fact that such Business will be held by three separate entities-PPF, PPC and PPK;

                             (iii) reduce the EBITDA threshold of $3,2000,000 in the event that a substantial portion of the Business transferred hereunder is disposed of other than in the Ordinary Course of Business during the first three (3) consecutive years. In such event, the EBITDA threshold shall be reduced in proportion to the value of that the assets comprising the portion of the Business disposed of bears in relation to the Purchase Price. For purposes of this determination, assets disposed of shall be valued consistent with the allocations of the Purchase Price set forth in SCHEDULE 1.04.

                             (iv) take no write-off and/or charge affecting EBITDA in any quarter which, if taken in the next succeeding quarter would have resulted in a Contingent Cash payment and Contingent Stock Payment.

                             (v) use their reasonable best efforts to maximize the EBITDA of the Company consistent with Buyers' Ordinary Course of Business;

                             (vi) ensure that write-off and charges affecting EBITDA of the Company shall be directly related to operations of the Business and not related to other Affiliates of the Buyers or Parent;

                             (vii) ensure that compensation and overhead for the Company shall be consistent with the Ordinary Course of Business of the Parent and consistent with allocations made to other Subsidiaries of Parent;

                             (viii) cause the Buyers' accountants to make the calculations of EBITDA of the Company in accordance with GAAP, applied consistently; and

                             (ix) provide access by Sellers to the accounting records relating to the business for the purpose of confirming the EBITDA of the Company.

                      (f) VALIDITY; OTHER MATTERS. The Parent Stock, when issued and delivered as provided herein, will be duly authorized and validly issued, fully paid, nonassessable and free of any preemptive rights, and will be covered by a then-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Buyers shall file, or cause Parent to file, with the AMEX a subsequent listing application such that the Parent Stock is tradable on such exchange.

                                      (4)

                      (g) RESALE OF PARENT STOCK. For a period of one year after the Closing Date, Sellers shall comply with the resale requirements of Rule 145(d) under the Securities Act, more specifically, the volume limitations, broker transactions, and manner of sale provisions of Rule 144(e), (f) and (g), respectively. In addition, fifty percent (50%) of the Parent Stock representing the Closing Stock Payment (the "Restricted Stock") shall not be sold assigned, exchanged, transferred, encumbered, pledged, distributed or otherwise disposed of for a period of one (1) year after issuance

                      (h) LEGENDS. Sellers acknowledges and agrees that all
               Parent Stock shall bear the following legend:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH SAID RULE.";

                      PROVIDED, HOWEVER, that pursuant to Rule 145(d) of the Securities Act, on the first anniversary following the Closing Date, the foregoing legend shall be removed from such certificates, and Buyers (or Parent) shall issue a certificate without such legend to the Company upon request.

               In addition, the Restricted Stock shall bear the following legend:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THESE SHARES, DURING THE ONE-YEAR PERIOD ENDING ON [APPROPRIATE DATE]."

                      (i) EXPENSES OF ISSUANCE OF PARENT STOCK. With respect to
               the initial issuance of the Parent Stock, Buyers (or Parent) shall pay all customary fees, costs and expenses of such issuance, including without limitation all registration, filing and

                                      (5)

               AMEX fees, printing expenses and fees and disbursements of counsel and accountants for Buyers or Parent.

               1.03 ASSUMPTION OF LIABILITIES. Buyers shall not assume (and as of the Closing the Company shall not have) any liabilities of Sellers or the Company except Current Liabilities, and the Long Term Liabilities of the Company set forth in SCHEDULE 1.03 under the heading "ASSUMED LIABILITIES". SCHEDULE 1.03 also sets forth under the heading "LIABILITIES PAID AT CLOSING", the amount required to be paid by the Company (or Sellers) to Wells Fargo Bank, N.A. as of the Closing Date in order to obtain free and clear title and ownership to all of the Assets being conveyed hereunder. The Assumed Liabilities and the Liabilities Paid at Closing together comprise the Long Term Liabilities of the Company. The Liabilities Paid at Closing shall be paid directly by Buyers, by wire transfer to Wells Fargo Bank, N.A., at Closing. Sellers shall be solely responsible for seeing that any liens, mortgages or encumbrances held by Wells Fargo Bank, N.A. or its successors on any portion of the Assets are fully and promptly released following the payment of the Liabilities Paid at Closing by Buyers.

               1.04 ALLOCATION OF ASSETS AND PURCHASE PRICE. The Seller shall convey all of the Assets relating to the California and Oregon portion of the Business to PPC, all of the Assets relating to the Kentucky portion of the Business to PPK and all of the Assets of the Florida portion of the Business to PPF, pursuant to the bills of sale, assignments, and deeds attached hereto as Exhibits A-1, A-2, A-3, B, C-1 and C-2. SCHEDULE 1.04 sets forth the allocation of the Purchase Price among the Assets. Each of the Parties agrees to report this transaction for federal and state tax purposes in accordance with such allocation of the Purchase Price.

               1.05 EXCISE AND PROPERTY TAXES. The Buyers shall pay all sales and use taxes arising out of the transfer of the Assets and the Sellers shall pay their portion, prorated as of the Closing Date (as defined herein), of state and local real and personal property taxes of the Company. Buyers shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

               1.06 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the law offices of Best Best & Krieger, LLP, 800 North Haven, Suite 120, Ontario, California 91764, commencing at 10:00 a.m. local time on April 21, 1998, unless the Parties otherwise agree in writing.

               1.07 TITLE ASSURANCES. Sellers shall furnish to the Buyers the following title assurances:

                      (a) OWNERS TITLE POLICY. Sellers shall furnish to Buyers
               an extended coverage owners policy of title insurance from a title company reasonably acceptable to Buyers (the "Title Company") in the agreed upon fair market value of the properties and including comprehensive access, non-arbitration, going concern, and zoning endorsements (where reasonably available from the Title Company, insuring title to each parcel of the Land to be in fee simple in the Buyers subject only to the exceptions permitted by Section 1.07(b) hereof (the "Owners Policy"). Sellers shall

                                      (6)
               deliver to Buyers a preliminary title commitment in respect of each parcel of the Land, together with copies of all exception instruments referenced therein, and any unrecorded leases, option agreement, contracts and any other items affecting title which are in the possession of, or known to, Sellers at least 10 business days prior to the Closing. Buyers shall advise Sellers within 7 business days after actual receipt of all such materials, what exceptions to title, if any, will be accepted by Buyers.

                      (b) PERMITTED ENCUMBRANCES. The Owners Policy shall insure
               Buyers' interest in the Land to be free and clear of all encumbrances whatsoever except: (i) zoning ordinances and regulations which do not, in Buyers' reasonable judgement, materially and adversely affect Buyers' use of the Land for the Business; (ii) real estate taxes and assessments, both general and special, which are a lien but not yet due and payable at the Closing Date; and (iii) easement, encumbrances, covenants, conditions, reservations and restrictions of record, if any, that do not materially and adversely affect Buyers' use of the Land for the Business or which have been approved in writing by Buyers. Sellers shall pay all of the costs associated with the delivery of the Owners Policy to Buyers.

                      (c) SURVEY. Sellers shall obtain for Buyers' use and for
               the use of the Title Company in connection with the issuance of the Owners Policy, a current and complete survey of each parcel of the Land, made on the ground by a competent registered surveyor, showing: (i) the exact boundary lines of the Land; (ii) the location thereon of all, if any, buildings, improvements, water-courses, streams, roads, utilities, utility connections, and easements now existing; (iii) the number of acres in each parcel of the Land; (iv) the location of any buildings, fences or other improvements which encroach on the Land; (v) the location of any improvements on the Land which encroach on any neighboring property or on any property which is subject to any easement or right-of-way; (vi) all building lines established in respect of the Land; and (vii) all public access to the Land, and representing the boundaries of the Land are contiguous with the boundaries of all adjoining parcels (the "Survey"). Prior to the Closing, a copy of the Survey complying with the above requirements shall be delivered to Buyers and the Title Company, together with certification to each entity by the surveyor, which certification complies with American Land Title Association guidelines, and also together with such additional supporting reports and other certificates as the Title Company may require to enable the Title Company to delete its standard survey exceptions from the Owners Policy. Sellers shall pay all costs of the Survey.

               1.08 DELIVERIES AT THE CLOSING. At the Closing, (a) the Sellers will deliver to the Buyers the various certificates, instruments, and documents referred to in Section 7.01 below, and (b) the Buyers will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7.02 below.

               1.09 EFFECTIVE DATE OF TRANSACTION. The Parties hereto agree that the effective date of the transactions contemplated hereby shall be as of the Closing Date.

                                      (7)

2.      POST CLOSING ADJUSTMENT.

               2.01 CALCULATION OF NET WORKING CAPITAL AT CLOSING DATE. On or before the date that is ninety (90) days after the Closing Date, Buyers' accountants shall compute the amount of Net Working Capital of the Company with respect to the Assets as of the Closing Date , and shall provide Sellers a summary reflecting how such computations were made. Sellers and their accountants shall have the opportunity to review such computations.

               2.02 PAYMENT OF ADJUSTMENT AMOUNTS. If the Net Working Capital of the Company with respect to the Assets as of the Closing Date is greater than zero (0), then Buyers shall, within ten (10) business days of such computation by Buyers' independent public accountants, pay the Company, by check, an amount equal to the positive amount of Net Working Capital. If the Net Working Capital with respect to the Assets as of the Closing Date is less than zero (0), then the Company, within ten (10) business days of such computation, shall pay Buyers, by check, an amount equal to the negative amount of Net Working Capital.

3.      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

               3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Sellers represent and warrant to the Buyers that the statements contained in this Section 3.01: (i) are correct and complete as of the date of this Agreement; (ii) will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.01); and (iii) shall survive the Closing.

                      (a) AUTHORIZATION OF TRANSACTION. Sellers have full power
               and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Sellers, enforceable in accordance with its terms and conditions. Except as set forth in SCHEDULE 3.01 hereof, Sellers are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                      (b) NONCONTRAVENTION. Except at provided in SCHEDULE 3.01, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or by which Sellers are bound or to which the Assets are subject.

                                      (8)

                      (c) BROKERS' FEES. Sellers do not have any Liability or
               obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyers could become liable or obligated.

               3.02 REPRESENTATIONS AND WARRANTIES OF THE BUYERS. The Buyers represent and warrant to the Sellers that the statements contained in this Section 3.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.02:

                      (a) ORGANIZATION OF THE BUYERS. PPC is a corporation duly
               organized, validly existing, and in good standing under the laws of the State of California. PPK is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kentucky. PPF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                      (b) AUTHORIZATION OF TRANSACTION. The Buyers have full
               power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyers, enforceable in accordance with its terms and conditions. The Buyers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                      (c) NONCONTRAVENTION. Neither the execution and the
               delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or any provision of their respective articles and bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Buyers are a party or by which they are bound or to which any material amount of their assets are subject.

                      (d) BROKERS' FEES. The Buyers have no Liability or
               obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

                      (e) SECURITIES DOCUMENTS. Parent has filed all required
               documents (the "Parent Securities Documents") with the SEC and all other federal and state securities regulatory authorities (the "Securities Authorities"). As of their respective dates, the Parent Securities Documents complied in all material respects with the requirements of the Securities Authorities and none of the Parent Securities Documents contained any untrue statement of a material fact or omitted to state a

                                      (9)
               material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date
               of the most recent Parent Reports, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a material adverse effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby.

                      (g) ABSENCE OF LITIGATION. Except as set forth in the
               Parent's Securities Documents, there are no suits, claims, actions, proceedings or investigations pending or threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other governmental entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Parent. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have a material adverse effect on the Parent or to delay or prevent the consummation of the transactions contemplated hereby.

                      (h) DISCLOSURE. The representations and warranties
               contained in this SECTION 3.02 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 3.02 not misleading.

4.      REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.

        Sellers represent and warrant to the Buyers that except as set forth in the schedules to the subsections of this Section 4 delivered by the Sellers to Buyers on the date hereof (such schedules hereinafter collectively referred to as the "Disclosure Schedules" and individually as a "Disclosure Schedule") the statements contained in this Section 4: (i) are correct and complete as of the date of this Agreement; (ii) will be correct and complete as of the Closing Date, including with respect to any assets acquired by, or transferred to, the Company after the date hereof (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4); and (iii) shall survive the Closing. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule sufficiently identifies the exception and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

               4.01 ORGANIZATION, QUALIFICATION, AND POWER. The Company is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of California, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full power

                                      (10)
        and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. SCHEDULE 4.01 hereto lists the general partner of the Company, the federal tax ID numbers of the Company and the Social Security Number of the Partners. Attached to SCHEDULE 4.01 are correct and complete copies of the Certificate of Limited Partnership (LP-1) and partnership agreement of the Company (as amended to date). The record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its partnership agreement.

               4.02 CAPITALIZATION. The entire general and limited partnership interests of the Company are as set forth in SCHEDULE 4.02; and no partnership interests other than those reflected in such schedule as being currently outstanding have ever been issued. All of the issued and outstanding partnership interests have been duly authorized, are validly issued, and are held of record by the Partners, in the percentages for each Partner (a Partner's "Pro-Rata Share") as set forth in SCHEDULE 4.02,. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its partnership interests. There are no outstanding or authorized equity appreciation, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the partnership interests of the Company.

               4.03 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the partnership agreement of the Company or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its Assets are subject (or result in the imposition of any Security Interest upon any of its Assets). Except as set forth in
        SCHEDULE 4.03, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               4.04 BROKERS' FEES. Except as set forth in SCHEDULE 4.04, the Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               4.05 TITLE TO ASSETS. The Company has good and marketable title to all the Assets and interest in the Assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the Business of Company. Except as set forth in SCHEDULE 4.05, all the Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for: (i) the lien of current taxes not yet due and payable;

                                      (11)
        and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All real property and tangible personal property of Company is in good operating condition and repair, ordinary wear and tear excepted. Company is in possession of all premises leased to it from others. Neither the Partners, nor any general partner or employee of the Company, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the Company or any copyrights, patents, trademarks, trade names, or trade secrets licensed by the Company. The Company does not occupy any real property in violation of any law, regulation, or decree.

               4.06 CUSTOMERS AND SALES. A correct and current list of all customers of the Company together with summaries of the sales made to each customer with a sales volume of more than $5,000 during the most recent fiscal year is attached to this Agreement as SCHEDULE 4.06. Except as indicated in that Schedule, neither the Company nor the Partners has any information, nor is aware of any facts, indicating that any of these customers intend to cease doing business with the Company or materially alter the amount of the business that they are presently doing with the Company.

               4.07 NO SUBSIDIARIES OR EQUITY INVESTMENTS. The Company does not have any subsidiaries, and does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, trust, or other business association.

               4.08 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.08 are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (a) audited statement of assets, liabilities and partners' interest, statement of revenue and expenses and changes in partners' interest and statement of cash flows for the twelve months ended December 31, 1995, 1996 and 1997 (the "MOST RECENT FISCAL YEAR END") for the Company; and (ii) reviewed statement of assets, liabilities and partners' interest, statement of revenue and expenses and changes in partners' interest and statement of cash flows (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the one month ended January 31, 1998 (the "MOST RECENT FISCAL MONTH END") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and the Assets as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. The Company has not changed its accounting policies and practices in the past three years. No prior period adjustment is reflected in the statements of revenue and expenses and changes in partners' interest and cash flow contained in the Company's Most Recent Financial Statements.

               4.09 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without

                                      (12)
        limiting the generality of the foregoing, except as set forth in
        SCHEDULE 4.09, since such date there has been no:

                      (a) Transaction by the Company except in the Ordinary
               Course of Business as conducted on that date;

                      (b) Capital expenditure by the Company exceeding $10,000;

                      (c) Material adverse change in the financial condition,
               liabilities, assets, business, or prospects of the Company taken as a whole;

                      (d) Destruction, damage to, or loss of any of the Assets
               (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Company;

                      (e) Labor trouble or other event or condition of any
               character materially and adversely affecting the financial condition, business, assets, or prospects of the Company;

                      (f) Change in accounting methods or practices (including,
               without limitation, any change in depreciation or amortization policies or rates) by the Company;

                      (g) Revaluation by the Company of any of the Assets;

                      (h) Declaration, setting aside, or payment of a dividend
               or other distribution in respect to the partnership interests of the Company, or any direct or indirect redemption, purchase, or other acquisition by Company of any of its partnership interests;

                      (i) Increase in the salary or other compensation payable
               or to become payable by the Company to any of its employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                      (j) Sale or transfer of any of the Assets, except in the
               Ordinary Course of Business;

                      (k) Amendment or termination of any contract, agreement,
               or license to which the Company is a party, except in the Ordinary Course of Business;

                      (l) Loan by the Company to any person or entity, or
               guaranty by the Company of any loan;

                      (m) Mortgage, pledge, or other encumbrance of any of the
               Assets;


                                      (13)

                      (n) Waiver or release of any right or claim of the Company except in the Ordinary Course of Business;

                      (o) Other event or condition of any character that has or
               might reasonably have a material and adverse effect on the financial condition, business, assets, or prospects of the Company;

                      (p) Issuance or sale by the Company of any partnership
               interests; or

                      (q) Agreement by Company to do any of the things described in the preceding clauses (a) through (p).

               4.10 UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.10, to the Knowledge of Sellers, the Company does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

               4.11 TAX MATTERS. To the Knowledge of Sellers, with respect to the Company, (a) all Tax Returns and all similar filings required to be filed on or before the Closing Date by the Company (true and correct copies of which have been furnished to the Buyers) with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, or are on a timely filed extension, and all such Tax Returns correctly reflect the liability of the Company for Taxes for the periods, properties or events covered thereby; (b) all Taxes payable with respect to the Tax Returns, and all Taxes accruable with respect to events occurring through the Closing Date, whether disputed or not, and whether or not shown on any Tax Return, will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with GAAP is provided with respect thereto on the Most Recent Balance Sheet; (c) no deficiency in respect of any Taxes which has been assessed against the Company remains unpaid and there are no unassessed Tax deficiencies or any audits or investigations pending or threatened against the Company with respect to any Taxes, (d) except for the 1997 tax year, which is currently on extension, there is in effect no extension for the filing of any Tax Return and the Company has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (e) no claim has ever been made by any Tax authority in a jurisdiction in which the Company does not file Tax Returns that they are or may be subject to taxation by that jurisdiction; (f) there are no liens for Taxes upon any Assets except for liens for current Taxes not yet due; (g) no issues have been raised in any examination by any Tax authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (h) the Company is not a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes; (i) the Company is not a party to any joint venture, partnership or other arrangement


                                      (14)
        that is treated as a partnership for federal income tax purposes; (j) there are no accounting method changes or proposed accounting method changes of the Company that could give rise to an adjustment under section 481 of the Code for periods after the Closing Date; (k) there are no requests for rulings in respect of any Tax pending between the Company and any Tax authority; (l) the Company has never been a member of any affiliated group as defined in Section 1504 of the Code; (m) the Company has timely made all deposits required by law to be made with respect to employees' withholding and other employment taxes; (n) the Company has not filed any consent under Section 341(f) of the Code; and
        (o) none of the Assets are treated as owned by any other person under the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

               4.12 REAL PROPERTY. An accurate description of each parcel of real property owned by or leased to the Company is attached to this agreement as SCHEDULE 4.12. That Schedule contains a list of the policies of title insurance issued to Company for these properties. To the Knowledge of Sellers, all the leases listed in that Schedule are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

               With respect to the Land (as defined herein):

               (a) none of the Sellers, or to the Sellers' Knowledge, any third party has ever conducted landfill operations on the Land. The Land is fully licensed, permitted and authorized for operation under, and in compliance with, all Applicable Laws. The Land is fully in compliance with all Applicable Laws and Environmental, Health and Safety Laws.

               (b) the Land can be used after the Closing as it has been used by Sellers prior the Closing without violating any Applicable Law or private restriction, and such uses are legal conforming uses. There are no proceedings or amendments pending and brought by or, to the Knowledge of Sellers, threatened by, any third party which would result in a change in the allowable uses of the Land or which would modify the right of the Company to use the Land as contemplated after the Closing Date;

               (c) Sellers have made available to Buyers all engineering, geologic and other similar reports, documentation and maps relating to the Land in the possession or control of Sellers;

               (d) Except as set forth in SCHEDULE 4.10 or SCHEDULE 4.12(D), none of the Sellers or the Land is or, to the Knowledge of Sellers ever has been, involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws;

               (e) to the Knowledge of Sellers, no Person, other than the Company, has a present or future right to possession of all or any part of the Land;


                                      (15)

               (f) to the Knowledge of Sellers, no portion of the Land contains any areas that could be characterized as disturbed, undisturbed or man made wetlands or "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the California Environmental Protection Agency (or similar Oregon or Kentucky agencies), whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals;

               (g) no work has been performed on the Land within 120 days of the date hereof for which a mechanic's lien could be filed;

               (h) except as set forth in SCHEDULE 4.05, there are no levied or pending special assessments affecting all or any part of the Land owed to any governmental entity and, to the Knowledge of Sellers, none is threatened;

               (i) except as set forth in SCHEDULE 4.10, there are no pending or, to the Knowledge of Sellers, threatened condemnation or eminent domain proceedings affecting all or any part of the Land;

               (j) except as set forth in SCHEDULE 4.03, the Sellers have provided to the government agencies requiring the same, all material reports, notices, filings and other disclosures required by Applicable Laws and all such reports, notices, filings and other documents were complete and accurate in all material respects at the time provided to said governmental agencies;

               (k) no liens with respect to environmental liability have been imposed against the Land under CERCLA, any comparable California, Oregon or Kentucky statute or other Applicable Law and no facts or circumstances exist which could give rise to same; and

               (l) no portion of the Land is listed on the CERCLIS list or the National Priorities List of Hazardous Waste Sites or any similar list maintained by the State of California, Oregon or Kentucky and none of the Sellers is listed as a potentially responsible party under CERCLA, any comparable California, Oregon or Kentucky statute or other Applicable Law, and none of the Sellers has received a notice of such a listing.

                                      (16)

               4.13 INTELLECTUAL PROPERTY. The Company has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. A schedule of all trade names, trademarks, service marks, and copyrights and their registrations, owned by Company or in which it has any rights or licenses, together with a brief description of each, is attached to this agreement as SCHEDULE 4.13. Except as set forth in that Schedule (and excluding software subject to licensing restrictions), Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, service marks, trade names, and copyrights necessary for its business as now conducted by it (including without limitation those listed in that Schedule), and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

               4.14   PERSONAL PROPERTY.

                      (a) Attached as SCHEDULE 4.14 is a complete and accurate
               list and a complete description as of the date hereof of all personal property carried on the books of the Company which will exist on the Closing Date (the "Personal Property"). All such Personal Property is in good working order;

                      (b) The Company has good title to, or a valid leasehold
               interest in, the Personal Property, free and clear of all Security Interests, liens or other Adverse Claims;

                      (c) All leases set forth in Schedule 4.14 are in full
               force and effect and constitute valid and binding agreements of the parties thereto (and their successors) in accordance with their respective terms. No default by Company, or any other party to any of such leases exists, or would exist except for the passage of time or delivery of a notice or both;

                      (d) All Personal Property is either owned by Company or
               leased by Company under an agreement indicated on SCHEDULE 4.14.

               4.15 CONTRACTS. Other than contracts cancelable on 60 days notice, to the Knowledge of Sellers, SCHEDULE 4.15 lists the following contracts and other agreements to which the Company is a party:

                      (a) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $10,000;

                      (b) any agreement (or group of related agreements) under
               which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under

                                      (17)
                which the Company has imposed a Security Interest on any of its Assets, tangible or intangible;

                      (c) any agreement with any of the Sellers and their
               Affiliates, or regarding the advance of money to owners, employees, officers, directors or agents of the Company or it general partner;

                      (d) any profit sharing, option, purchase, equity
               appreciation, deferred compensation, severance, or other plan, agreement or arrangement for the benefit of current or former owners, directors, officers, employees and independent contractors; and any agreement for the employment or engagement of any Person;

                      (e) any agreement concerning confidentiality or noncompetition;

                      (f) any agreement concerning a partnership or joint venture;

                      (g)    any collective bargaining agreement; and

                      (h) any agreement under which the consequences of a
               default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

               With respect to each such agreement, and except as disclosed in
               Schedule 4.15: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

               4.16 HAZARDOUS MATERIALS; DISPOSAL SITES. Except as set forth in
        SCHEDULE 4.16, and other than waste materials included in residential or commercial waste that have in all respects been handled, processed and treated in compliance with all Environmental Laws and all other applicable laws (including laws related to the permissible types and quantities of such waste material), to the Knowledge of Sellers, Sellers have never generated, transported, stored, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, Hazardous Materials (as hereinafter defined). As used herein, the term "Hazardous Materials" includes, but is not limited to, (i) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls ("PCBs"), and radon gas; (ii) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes,"

                                      (18)

        "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws (as hereinafter defined); and (iii) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any materials such as asbestos and lead; and the term "Environmental Laws" includes, but is not limited to, any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601, ET SEQ. ("CERCLA"); The Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801, ET SEQ.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss. 6901, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1201 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 3808, ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss. 136, ET SEQ. Sellers have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity other than the Business. To the Knowledge of Sellers, no employee, contractor or agent of Sellers has, in the course and scope of employment with Sellers, been exposed to Hazardous Materials in such a manner as to be harmed thereby. Attached hereto as SCHEDULE 4.16 is a complete list of all disposal sites at any time now or in the past utilized by Sellers, none of which sites is listed on the CERCLA list or the National Priorities List of hazardous waste sites. Sellers are not listed as a potentially responsible party under CERCLA or any comparable or similar U.S. federal or California, Oregon or Kentucky statute, Sellers have not received notice of such a listing and Sellers do not know of any facts or circumstances which could give rise to such a listing. Sellers have at all times produced or received and, in each case, retained all transportation documentation, including all appropriate trip tickets, required by any, or necessary to evidence compliance with, Environmental Laws in connection with the hauling or disposal of municipal solid waste, and no such document indicates that the Sellers have ever hauled or transported Hazardous Materials. The Sellers have retained all documentation described in the preceding sentence, all of which is currently maintained in their files and records; such documentation shall constitute a part of the Business and shall be transferred to the Buyers at the Closing.

               4.17 PERMITS AND ENVIRONMENTAL MATTERS. Sellers (i) have all permits necessary for or customary in connection with the operation of the Business, none of which permits are or will be terminated or otherwise adversely affected by the sale of Assets pursuant to this Agreement (and, except as otherwise provided herein, such sale will not require the approval of any agency or authority to continue the effectiveness of such permits) and (ii) SCHEDULE 4.17 is an accurate list and summary description as of the date hereof of all permits, titles (including motor vehicles titles and current registrations), fuel permits, licenses, franchises and other, certificates, owned or held by the Company, none of which permits, titles, licenses, franchises and certificates infringe on the rights of others and all of which are now valid, in good standing and in full force and effect. All such permits, titles, licenses,

                                      (19)
        franchises and certificates required by law have been obtained, are in good standing and are adequate for the operation of the Business.

               4.18 REPORTS, ETC. Attached as SCHEDULE 4.18 is a description and copies, as of the date of this Agreement, of all records, correspondence, reports, notifications, permits, licenses, engineering studies, environmental impact studies, assessments and audits and all notifications from governmental agencies and any other person or entity and any other documents relating to: (a) the Company's or Partners' current and past conduct related to the Business and any current or past liabilities associated therewith; (b) each actual, current, past and possible violation of Applicable Laws, hereinafter defined, by the Sellers, or any other party or otherwise relating to the Business, or any operations or activities in connection therewith, and all, if any, claims in respect thereof; (c) each actual, potential or threatened claim or lawsuit against the Sellers, or any operation or activities in connection therewith; (d) the discharge, leakage, spillage, transport, disposal or release of any material into the environment by the Sellers or any other party or otherwise relating to the Business or any operations or activities in connection therewith; (e) the arrangement for transport, disposal or release of material into the environment, or any operations or activities in connection therewith; and (f) employee health, public health or the environment related to the Business or any operations or activities in connection therewith (collectively, the "Environmental Documents").

               4.19   APPLICABLE LAWS COMPLIANCE.

                      (a) The Company is, and at all times during its operation
               has been, fully licensed, permitted and authorized under all federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses affecting or otherwise applicable to the Business and any operations or activities in connection therewith (collectively, the "Applicable Laws");

                      (b) All activities and operations conducted in connection
               with the Business, whether by the Sellers or third parties, have at all times been and continue to be conducted in compliance with all Applicable Laws;

                      (c) Except as disclosed on SCHEDULE 4.10, none of the
               Sellers is now nor has ever been involved in any litigation or administrative proceedings seeking to impose fines, penalties or other liabilities or seeking injunctive relieve for violation of any Applicable Laws and there are no facts or circumstances that would give rise to same;

                      (d) There have been no spills, leaks, deposits or other
               releases into the environment or otherwise in connection with the Business or operations or activities in connection therewith, of any Hazardous Materials;

                                      (20)

                      (e) The Sellers have never conducted or participated in
               any landfill, land farming, recycling, waste hauling or other disposal operations other than the Business;

                      (f) Sellers have provided Buyers all reports, notices,
               filings and other disclosures related to the Business required by Applicable Laws to be filed by the Company with any government agencies; and the Company have duly and timely filed all such reports with such agencies;

                      (g) No liens with respect to environmental liability have
               been imposed against any of the Assets under CERCLA, any comparable California, Oregon or Kentucky, or other Applicable Laws and no facts or circumstances exist which would give rise to the same; and

                      (h) Except as disclosed on SCHEDULE 4.10, to the Knowledge of Sellers, none of the Sellers is in default under any Applicable Laws or under any order of any court or governmental administrative body having jurisdiction over the Company, or any operations or activities thereon or thereunder, and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting the Sellers at law or in equity, or before or by any administrative body having jurisdiction; no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received; and there are no facts or circumstances which would give rise to the same.

               4.20   ENVIRONMENT, HEALTH, AND SAFETY.

                      (a) Except as disclosed in SCHEDULE 4.10, to the Knowledge of Sellers, the Company and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Knowledge of Sellers, the Company and its predecessors and Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                      (b) Except as disclosed in SCHEDULE 4.10, to the Knowledge of Sellers, the Company does not have any Liability (and its respective predecessors and Affiliates have never handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or

                                      (21)
               personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                      (c) Except as disclosed on Schedule 4.10, to the Knowledge of Sellers, all properties and equipment used by the Company and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely
               Hazardous Substances.

               4.21 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the any of the Sellers.

               4.22 INSURANCE. Attached as SCHEDULE 4.22 are complete and accurate copies as of the date hereof of all insurance policies carried by the Company and an accurate list of all insurance loss runs and workers' compensation claims received for the past three policy years With respect to each such insurance policy, to the Knowledge of Seller:
        (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 10 years by insurance in scope and amount customary and reasonable during the aforementioned period. SCHEDULE 4.22 describes any self-insurance arrangements affecting the Company.

               4.23 LITIGATION. To the Knowledge of Sellers, SCHEDULE 4.23 sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
        (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of Sellers, none of the actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 4.23 could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers (and employees of the Company with responsibility for litigation matters) has any Knowledge that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company. To the Knowledge of Sellers, except as set forth in SCHEDULE 4.23, no proceeding is pending or threatened, as to which any Assets are or would be subject. To the Knowledge of Sellers, SCHEDULE 4.23 also sets forth each instance in which the Company is now, or has at any time in the last ten (10) years, been, a plaintiff, petitioner or intervenor, or has provided any public comment or statement, in any action, suit, proceeding, hearing or investigation.

               4.24 EMPLOYMENT CONTRACTS. A list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, option, or other agreements or arrangements providing for employee remuneration or benefits to which Company is a party or by which Company is bound is attached to this agreement as SCHEDULE 4.24. All these contracts and arrangements are in full force and effect, and neither Company, nor any

                                      (22)
        other party, is in default under them. There have been no claims of defaults and there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or threatened labor dispute, strike, or work stoppage affecting Company' Business.

               4.25 EMPLOYEE BENEFITS. Except for the plans disclosed in
        SCHEDULE 4.25 ("Plans"), the Company (a) does not currently sponsor or maintain any employee benefit plan within the meaning of section 3(3) of ERISA and (b) has not since its inception sponsored, maintained or contributed to any qualified employee pension benefit plan within the meaning of sections 3(2) of ERISA and 401 of the Code, in which any employees of the Company are or were participants (whether or not on an active or frozen basis). The Company does not currently contribute to, nor have they since its inception contributed (or been obligated to contribute) to, any multiemployer pension plan within the meaning of section 3(37) of ERISA on behalf of any employees of the Company. The Company has complied in all material respects with the Consolidated Omnibus Budget Reconciliation Act of 1985, and does not currently have, and since its inception has not had, any retiree medical plan.

               4.26 GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

               4.27 CERTAIN BUSINESS RELATIONSHIPS. Except as set forth in
        SCHEDULE 4.27, none of the Partners and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Partners and their Affiliates owns any asset, tangible or intangible, which is used in the Business.

               4.28 SECURITIES MATTERS. Sellers represent that they have received the Prospectus covering the Parent Stock dated September 18, 1997, Prospectus Supplement No.1 and Prospectus Supplement No. 2, and a copy of all documents incorporated therein by reference. The Sellers further represent that they have been afforded an opportunity to ask questions of, and receive responses from, officers or agents of Parent and to investigate the business and affairs of Parent to their satisfaction. The Sellers further represent that they are satisfied with the results of their investigation and that they are relying on such investigation, not on any particular representations made by Buyers Parent, in their determination to invest in the Parent Stock. The Sellers further represent that they are entirely familiar with the nonhazardous liquid waste industry and that, in regard to an investment in such industry, they are sophisticated investors and "accredited investors" as such term is defined in the Securities Act.

               4.29 SUFFICIENCY OF ASSETS. Except for the Excluded Assets and the Company's existing BATF Permits, on the Closing Date the Buyers will be acquiring all of the properties, rights and assets of every type and description, real, personal and mixed, tangible and intangible, as have been used or employed or held for use by the Company or its predecessors in operating the Businesses during the past 12 months.

               4.30 DISCLOSURE. To the Knowledge of Sellers, the representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to

                                      (23)
        state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading. To the Knowledge of Sellers, all information or materials provided by the Sellers (or their agents or employees) to Buyers or their agents or employees in connection with Buyers' examination of the Business, assets and prospects of the Company have, in each case, been true and correct.

5.      PRE-CLOSING COVENANTS.

        The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

               5.01 GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

               5.02 NOTICES AND CONSENTS. The Partners will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third-party consents that the Buyers reasonably may request in connection with the transactions contemplated by this Agreement. Each of the Parties will (and the Partners will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement.

               5.03 OPERATION OF BUSINESS. The Partners will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Partners will not cause or permit the Company to (i) declare, set aside, or pay any distribution with respect to its partnership interests, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in SECTION 4.09 above.

               5.04 MAINTENANCE OF INSURANCE. The Company will continue to carry its existing insurance, subject to variations in amounts required in the Ordinary Course of Business. At the request of Buyers and at Buyers' sole expense, the amount of insurance against fire and other casualties which, at the date of this Agreement, Company carries on any of its properties or in respect of its operations shall be increased by such amount or amounts as Buyers shall specify.

               5.05 PRESERVATION OF BUSINESS. The Partners will use their best efforts to cause the Company to keep its Business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

               5.06 FULL ACCESS. The Partners will permit, and the Partners will cause the Company to permit, representatives of the Buyers to have full access at all reasonable times,

                                      (24)
        and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

               5.07 NOTICE OF DEVELOPMENTS. Each of the Parties shall use reasonable best efforts (and in the case of the representations and warranties set forth in Sections 3.01(c), 4.02 and 4.05 shall take all necessary actions) to avoid any of their representations and warranties becoming inaccurate between the date hereof and the Closing Date. Each of the Sellers will give prompt written notice to the Buyers of any adverse development resulting in the material inaccuracy of any of the representations and warranties in SECTION 4 above. Each Party will give prompt written notice to the others of any adverse development resulting in the material inaccuracy of any of his, her or its own representations and warranties in SECTION 3 above. If any representation or warranty of any Party becomes inaccurate between the date hereof and the Closing Date notwithstanding the reasonable best efforts (or, in the case of the representations and warranties set forth in Sections 3.01(c), 4.02 and 4.05, all necessary actions) of the Party making such representation and warranty, the recipient under this Agreement of such representation and warranty shall have no obligation to consummate the Closing, but (provided that the Party giving the representation and warranty has properly notified the recipient pursuant to this Section 5.08), if such recipient elects to waive (or is deemed to waive) as a condition precedent to its obligation to consummate the Closing pursuant to
        Section 7 below the inaccuracy of such representation and warranty, the representation and warranty (except for the representations and warranties set forth in Sections 3.01(c), 4.02 and 4.05) shall be deemed to be amended, supplemented and corrected by the information contained in the notice. Within ten business days of receipt of notice from any Party of any event resulting in any representation and warranty of such Party becoming inaccurate, the recipient of such representation and warranty (other than the representations and warranties set forth in Sections 3.01(c), 4.02 and 4.05) must either elect to terminate this Agreement, or the recipient will be deemed to have waived as a condition precedent to its obligation to close the inaccuracy of such representation and warranty.

               5.08 EXCLUSIVITY. The Partners will not (and the Partners will not cause or permit the Company to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any partnership interest, or any substantial portion of the Assets of, the Company or any other transaction or series of transactions that would cause the representations and warranties of the Sellers set forth in Section 4 to be incorrect in any respect, or would otherwise prevent or hinder the transactions contemplated by this Agreement, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Partners will not vote their partnership interests in favor of any such acquisition. The Partners will notify the Buyers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                                      (25)

6       POST-CLOSING COVENANTS.

        The Parties agree as follows with respect to the period following the
        Closing:

               6.01 GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, provided that any out-of-pocket expenses in connection therewith shall be at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyers will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

               6.02 TRANSITION. Sellers will take no action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Buyers after the Closing as it maintained with the Company prior to the Closing. Sellers will refer all customer inquiries relating to the Business of the Company to the Buyers from and after the Closing.

               6.03 CONFIDENTIALITY. Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyers or destroy, at the request and option of the Buyers, all tangible embodiments (and all copies) of the Confidential Information which are in Sellers' possession. In the event that Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify the Buyers promptly of the request or requirement so that the Buyers may seek an appropriate protective order or waive compliance with the provisions of this Section 6.03. If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Sellers may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Sellers shall use their reasonable best efforts to obtain, at the reasonable request, and at the expense, of the Buyers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyers shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

               6.04 TAX RETURNS AND FILINGS; PAYMENT OF TAXES. Sellers shall at their cost and expense file all tax returns and other reports or filings in respect of (a) operations of the Company and (b) resulting from or in connection with the sale of Assets pursuant hereto (whether in connection with any sales, transfer, stamp or documentary tax or otherwise), and shall in each case retain full responsibility in respect thereof.

                                      (26)

               6.05 USE OF NAMES. Sellers agree that after the Closing Date they shall not use or employ in any manner directly or indirectly the names currently used by the Company or listed in SCHEDULE 4.13 other than "Cucamonga Gold", and that Partners will take and cause to be taken all necessary action by the Company, and any other persons in order to change Company's names on or before the Closing Date.

               6.06 BATF PERMITS. Sellers and Buyers each agree to do, perform, and honor their obligations with respect to the BATF Permits (as defined herein) set forth in Section 7.01(j) herein.

               6.07 CCWD DISCHARGE FEE. Sellers have disclosed to Buyers the receipt by the Company of an February 26, 1998 letter from the Cucamonga County Water District ("CCWD") indicating a possible assessment by CCWD of additional connection fees in the amount of $541,393.50 or more based on an average daily flow of wastewater of 90,410 gallons/day (the "Current Discharge Level"), which exceed the baseline level of 71,471 gallons/day (the "Baseline Discharge Level"). The Parties agree that Sellers shall be responsible for, and shall promptly reimburse to and indemnify Buyers from within 10 days of Buyers' written request, any additional connection fees or other charges imposed by CCWD which are based on or attributable to any wastewater discharge (i) occurring before the Closing Date, or (ii) occurring after the Closing Date to the extent such discharge is in excess of the Baseline Discharge Level but does not exceed the Current Discharge Level. Buyers shall be responsible for that portion of any additional connections fees or other charges which are based on or attributable to wastewater discharge occurring after the Closing Date which exceeds the Current Discharge Level (with Seller responsible for that portion of the fees attributable to discharge at or below the Current Discharge Levels). Notwithstanding anything in this paragraph to the contrary, Sellers' liability to Buyers under this Section 6.07 shall not exceed $541,393.50 for fees or charges relating to wastewater discharge occurring after the Closing Date, but shall not be limited for those relating to wastewater discharge occurring before the Closing Date. Buyers agree to use their reasonable efforts to minimize, avoid or reduce any additional connection fees or other charges, including reasonable efforts to apply new technology and techniques (such as a sprayer system) to reduce discharge for which Sellers would be responsible hereunder, provided the same can be done without undue burden or significant cost to Buyers, and with out significant adverse impacts on the profitability of the Business conducted at the Rancho Cucamonga plant. Any fees or charges which Sellers reimburse to or indemnify Buyers from under this Section 6.07 shall not be treated by Buyers as a write-off or charge affecting EBITDA for purposes of calculating the Contingent Stock Payment or Contingent Cash Payment, to the extent of such reimbursement or indemnity.

7       CONDITIONS TO OBLIGATION TO CLOSE.

               7.01 CONDITIONS TO OBLIGATION OF THE BUYERS. The obligation of the Buyers to consummate the transactions to be performed by it in connection with the Closing is subject

                                      (27)
        to  satisfaction of the following conditions:

                      (a) the representations and warranties set forth in
               Section 3.01 and Section 4 above shall be true and correct at and as of the Closing Date;

                      (b) the Sellers shall have performed and complied with all of their covenants hereunder through the Closing;

                      (c) no action, suit, or proceeding shall be pending or
               threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyers to own the Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (d) the Sellers shall have delivered to the Buyers a
               certificate to the effect that each of the conditions specified above in subsections (a) through (c) is satisfied in all respects;

                      (e) Sellers shall have obtained the execution of and shall have delivered to Buyers the Noncompetition Agreement in the forms attached as Exhibit D;

                      (f) the Buyers shall have received from counsel to the
               Sellers an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyers, and dated as of the Closing Date;

                      (g) the Partners shall each have obtained the execution
               of, and delivered to the Buyers, a spousal consent in the for attached as Exhibit F;

                      (h) Sellers shall have delivered to Buyers, the bills of
               sale and assignments in the forms attached hereto as Exhibits A-1, A-2, A-3, and B, all duly executed by the parties thereto.

                      (i) Sellers shall have conveyed to Buyers fee title to the
               Real Property by execution and delivery of statutory warranty deeds in forms attached hereto as Exhibit C-1 and C-2 to Buyers and Sellers shall have delivered to Buyers the title assurances provided for in Section 1.07 in form and substance acceptable to Buyers

                      (j) All necessary agreements and consents to the
               consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it (including, but not limited to, transfer of any franchises from Company to Buyers), shall have been obtained by Sellers and delivered to Buyers, except for the consents required from the United States Department of Treasury, Bureau of

                                      (28)

               Alcohol, Tobacco and Firearms (the "BATF") to operate the assets, properties and Business of the Company in the manner in which they are currently operated (collectively, the "BATF Permits"), which shall be transferred in the manner provided in subsection
               (k) below.

                      (k) Buyers shall have obtained all necessary BATF Permits
               required for Buyers to operate the assets, properties and Business of the Company in the manner in which they are currently operated. Buyers and Sellers acknowledge Buyers will be unable to obtain their own BATF Permits until after the Closing Date, but anticipate that Buyer will be able to temporarily operate the Business under Sellers' existing BATF Permits after Closing. The condition to Closing set forth in this subsection (k) shall be deemed satisfied on the Closing Date to the extent that (i) Buyers can legally operate the Business under Sellers' existing BATF Permits and (ii) Buyers determine, in their reasonable discretion, that Buyers will be able to secure their own BATF Permits to operate the Business within a reasonable time following Closing. Buyers agree to use their reasonable best efforts to secure both the right to temporarily operate under Sellers' BATF Permits and to obtain Buyers' own BATF Permits as soon as practicable including, without limitation, filing the necessary bond(s) and submitting the necessary application(s) to the BATF. Sellers agree to cooperate with Buyers in Buyers' efforts to secure the BATF Permits including, without limitation,
               (i) providing such documentation and information on the Company or the Business in connection with Buyers' applications as may reasonably be necessary or expedient to secure the BATF Permits, and (ii) allowing Buyers to operate the Business under Seller's BATF Permits, at no cost to Sellers, until such time as Buyers have secured their own BATF Permits, provided that such use by Buyers of Sellers BATF Permit is not prohibited under applicable BATF laws. Seller's existing BATF Permits shall be canceled at such time as the new BATF Permits issued to Buyers.

                      (l) all actions to be taken by the Sellers in connection
               with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers.

        The Buyers may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

               7.02 CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                      (a) the representations and warranties set forth in
               Section 3.02 above shall be true and correct at and as of the Closing Date;

                      (b) the Buyers shall have performed and complied with all
               of its covenants hereunder through the Closing;

                                      (29)

                      (c) no action, suit, or proceeding shall be pending or
               threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (d) the Buyers shall have delivered to the Sellers a
               certificate to the effect that each of the conditions specified above in subsections (a) through (c) is satisfied in all respects;

                      (e) all actions to be taken by the Buyers in connection
               with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

        The Sellers may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

8       REMEDIES FOR BREACHES OF THIS AGREEMENT.

               8.01   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

               The representations, warranties, covenants and agreements set forth in Sections 3.01(c), 4.02, 6.01, 6.02, 6.03, 6.04, 6.05 and
        Section 11 will survive the Closing perpetually. The representations warranties, covenants and agreements set forth in Sections 4.05, 4.11, and 4.25 will survive the Closing until the expiration of all applicable federal, state, local and foreign statutory periods of limitations (after giving effect to any waiver, mitigation or extension of any such statutory periods of limitations). All of the other representations, warranties, covenants and agreements set forth in this Agreement or in any certificate or other writing delivered pursuant to this Agreement (and the indemnity obligations with respect thereto under Sections 8.02 and 8.03) will survive the Closing until the second anniversary of the Closing; provided, however, that any indemnity obligations under Sections 8.02 and 8.03 which are applicable to any representation, warranty, covenant or agreement which itself survives for a specific period of time under this Section 8.01 shall survive for a period of time concurrent with the survival period of that representation, warranty, covenant or agreement. Notwithstanding anything in this
        Section 8.01 to the contrary, in the case of the Sellers, if any of the Sellers had Knowledge as of the Closing of the inaccuracy of a representation or warranty made by the Sellers, or in the case of the Buyer, if the Buyer had Knowledge as of the Closing of the inaccuracy of a representation or warranty made by the Buyer, such representations and warranties shall survive the Closing indefinitely. Furthermore, notwithstanding any provision to the contrary set forth in the preceding sentences of this Section or elsewhere in this Agreement or any certificate or other writing delivered pursuant to or in connection with this Agreement, any representation , warranty, covenant or agreement in respect of which indemnity may be sought under Section 8.02 or

                                      (30)

        8.03 will survive the time at which such representation , warranty, covenant or agreement would otherwise terminate pursuant to the preceding sentences of this Section, if notice of the incorrectness or breach of such representation, warranty, covenant or agreement giving rise to such right to indemnity is given to the party from which indemnity is sought prior to the time at which such representation, warranty, covenant or agreement would otherwise terminate pursuant to the preceding sentences of this Section. Any such notice must describe the event, condition or contingency giving rise to the claimed incorrectness or breach of such representation, warranty, covenant or agreement and the Section or Sections or other divisions of this Agreement or any certificate or other writing delivered pursuant to or in connection with this Agreement upon which such right to indemnity is based.

               8.02   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYERS.

                      (a) In the event (i) the Sellers breach any of their
               representations, warranties, agreements, covenants or conditions contained herein, or (ii) the Buyers ever suffers any loss, claim, cost or damage in connection with any Liability or asserted claim arising in connection with operations or activities of the Company or its predecessors (including claims arising or alleged to arise in connection with environmental matters), then the Sellers agree to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such breach, loss, claim, cost or damage.

                      (b) Without limiting the generality of Section 8.02(b)
               above, Sellers further agree to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers ever suffers in connection with any Liability or asserted claim resulting from, arising out of, caused by, or relating to (i) the investigation by the United State Attorney for the Wester District of Kentucky into possible violations of federal environmental laws resulting from possible improper handling of asbestos containing materials, or the subject matter of such investigation, or (ii) the presence of asbestos on, in or under any real property or improvements owned, leased or used by the Company and to be conveyed (or assigned, in the case of leased or used property) to the Buyers under this Agreement. Notwithstanding anything in Section 8.05 herein to the contrary, Sellers' indemnification obligations with respect to the matters described in this Section 8.02(b) shall apply to all Liability of Buyer without regard to whether or not such obligations exceeds, the $100,000 aggregate amount described in Section 8.02(b).

               8.03 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event (i) the Buyers breach any of their representations, warranties, agreements, covenants or conditions contained herein, or
        (ii) the Sellers ever suffer any loss, claim, cost or damage in connection with any Liability or asserted claim arising in connection with operations or activities of the Business after the Closing Date (including claims arising or alleged to arise in connection with environmental matters), then the Buyers agree to indemnify the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date


                                      (31)
        of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such breach, loss, claim, cost or damage.

               8.04   MATTERS INVOLVING THIRD PARTIES.

                      (a) If any third party shall notify any Party (the
               "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this
               Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                      (b) Any Indemnifying Party will have the right to defend
               the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as
               (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages, and does not seek an injunction or other equitable relief which would have a significant, material impact on the Business or the Buyers, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                      (c) So long as the Indemnifying Party is conducting the
               defense of the Third Party Claim in accordance with Section 8.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

                      (d) In the event any of the conditions in Section 8.04(b)
               above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the

                                      (32)

               Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and
               (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
               Section 8.

               8.05 LIMITATION ON LIABILITY. The defense, indemnification and hold harmless obligations set forth herein shall only apply to breaches any representations, warranties, covenants and agreements discovered, and for which a claim is asserted against the breaching Party in writing, within time limits set forth in SECTION 8.01 above. The defense, indemnification and hold harmless obligations set forth in this
        SECTION 8 shall apply only after the aggregate amount of such obligations exceeds $100,000, at which time the defense, indemnification and hold harmless obligations shall be effective as to all amounts including the first $100,000; provided, however, that such defense, indemnification and hold harmless obligations shall not exceed, in the aggregate, an amount equal to the Purchase Price. Notwithstanding anything to the contrary contained herein, each Partner shall be liable only for such Partner's Pro-Rata Share of the defense, indemnification and hold harmless obligations set forth herein.

               8.06 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

9       TERMINATION.

        9.01 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement at any time prior to the Closing Date:

                      (a) by mutual written consent at any time prior to the
               Closing;

                      (b) By Buyers if any of the conditions specified in
               Section 7.01 has not been met or waived by Buyers at such time as such condition is no longer capable of satisfaction (provided Buyers are not otherwise in material breach of their representations, warranties, covenants or agreements under this Agreement, which breach is the direct and proximate cause of the failed condition);

                      (c) By Sellers if any of the conditions specified in
               Section 7.02 has not been met or waived by Sellers at such time as such condition is no longer capable of satisfaction (provided none of Sellers is otherwise in material breach of its respective representations, warranties, covenants or agreements under this Agreement, which breach is the direct and proximate cause of the failed condition);

                                      (33)

                      (d) By Buyers if there has been a material breach on the
               part of any of Sellers of any representation, warranty, covenant or agreement by Sellers set forth in this Agreement, which breach, if capable of cure, has not been cured within fifteen
               (15) business days following receipt by Sellers of written notice of such breach;

                      (e) By Sellers if there has been a material breach on the
               part of Buyers of any representation, warranty, covenant or agreement by Buyers set forth in this Agreement, which breach, if capable of cure, has not been cured within fifteen (15) business days following receipt by Buyers of written notice of such breach; or

                      (f) By Buyers or Sellers upon written notice given in
               compliance with this Agreement if any governmental authority of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and, in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted.

        9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by any of Buyers or Sellers as provided above, this Agreement shall forthwith become void and, except for termination pursuant to Section 9.01(d) or 9.01(e), there shall be no liability on the part of Buyers or Sellers or their respective officers or directors; provided that Sections 3.01(a), 3.01(c), 3.02(b), 3.02(d), 4.01, 4.04 and this Section 9.02 and the provisions of Section 11 shall survive the termination.

10      CERTAIN DEFINITIONS.

        As used herein, the following terms have the definitions set forth or referred to below:

        "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

        "AFFILIATE" has the meaning set forth in Rule 12-2 of the regulations promulgated under the Securities Exchange Act.

        "AGREEMENT" has the meaning set forth in the preface above.

        "AMEX" means the American Stock Exchange.

        "APPLICABLE LAWS" has the meaning set forth in Section 4.19 above.

        "APPLICABLE RATE" means the base rate of interest announced from time to time by The Chase Manhattan Bank, N.A. plus 3 additional points.

                                      (34)

        "ASSETS" has the meaning set forth in Section 1.01 above.

        "BUSINESS" means waste the resource recovery business engaged in by the Company including, but not limited to processing the sugar and alcohol-bearing liquid waste streams of breweries, soft drink manufacturers and food processors into ethanol.

        "BUYERS" has the meaning set forth in the preface above.

        "CERCLA" has the meaning set forth in Section 4.16 above.

        "CLOSING" has the meaning set forth in Section 1.06 above.

        "CLOSING CASH PAYMENT" has the meaning set forth in Section 1.02(a) above.

        "CLOSING DATE" has the meaning set forth in Section 1.06 above.

        "CLOSING STOCK PAYMENT" has the meaning set forth in Section 1.02(b) above.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "CONFIDENTIAL INFORMATION" means any information concerning the Business and affairs of the Company that is not already generally available to the public.

        "CONTINGENT CASH PAYMENT" has the meaning set forth in Section 1.02(C) above.

        "CONTINGENT PAYMENT DATE" has the meaning set forth in Section 1.02(C) above.

        "CONTINGENT STOCK PAYMENT" has the meaning set forth in Section 1.02(d) above.

        "COMPANY" has the meaning set forth in the preface above; PROVIDED, HOWEVER, that for purposes of the representations and warranties set forth in
Section 4 above, the "COMPANY" includes any subsidiary, affiliate or predecessor of the Company in the event any Liability or obligation is imposed upon or incurred by the Company in connection with the actions or operations of such subsidiary, affiliate or predecessor and any after acquired property of the Company including the Real Property.

        "CURRENT ASSETS" means the amounts reflected as current assets of the Company on its financial statements determined in accordance with GAAP and includes, but is not limited to, items such as cash and cash equivalents, accounts receivable (less reserves for doubtful accounts), short-term investments, inventory and current prepaid assets.

        "CURRENT LIABILITIES" means the amounts reflected as current liabilities of the Company on its financial statements determined in accordance with GAAP and includes, but is not limited to, items such as accounts payable, current maturities of long-term debt, accrued expenses, and unpaid accrued taxes.

                                      (35)

        "DISCLOSURE SCHEDULES" has the meaning set forth in Section 4 above.

        "EBITDA" has the meaning set forth in Section 1.02(C) above.

        "ENVIRONMENTAL DOCUMENTS" has the meaning set forth in Section 4.18 above.

        "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

        "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.16 above.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EXCLUDED ASSETS" has the meaning set forth in Section 1.01(j) above.

        "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

        "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.08 above.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "HAZARDOUS MATERIALS" has the meaning set forth in Section 4.16 above.

        "INDEMNIFIED PARTY" has the meaning set forth in Section 8.04 above.

        "INDEMNIFYING PARTY" has the meaning set forth in Section 8.04 above.

        "KNOWLEDGE" means as to any Person, that which such Person actually knows or should know after reasonable investigation.

        "LAND" has the meaning set forth in Section 1.01(h) above.

        "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                                      (36)

        "LONG TERM LIABILITIES" means all of the liabilities of the Company on its financial statements determined in accordance with GAAP other than Current Liabilities

        "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

        "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section
4.08 above.

        "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4.08 above.

        "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4.08 above.

        "NET WORKING CAPITAL" means the difference between the Current Assets and the Current Liabilities of the Company as of the date of computation.

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "OWNERS POLICY" has the meaning set forth in Section 1.07(a) above.

        "PARENT" has the meaning set forth in Section 1.02(b) above.

        "PARENT SECURITIES DOCUMENTS" has the meaning set forth in Section 3.02(e) above.

        "PARENT STOCK" has the meaning set forth in Section 1.02(b) above.

        "PARTNERS" has the meaning set forth in the preface above.

        "PARTY" has the meaning set forth in the preface above.

        "PCBS" has the meaning set forth in Section 4.16 above.

        "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "PERSONAL PROPERTY" has the meaning set forth in Section 4.14(a) above.

        "PLANS" has the meaning set forth in Section 4.25 above.

        "PPC" has the meaning set forth in the preface above.

        "PPK" has the meaning set forth in the preface above.

        "PPF" has the meaning set forth in the preface above.

                                      (37)

        "PRO-RATA SHARE" has the meaning set forth in Section 4.02 above.

        "PURCHASE PRICE" has the meaning set forth in Section 1.02 above.

        "REAL PROPERTY" has the meaning set forth in Section 1.01(h) above.

        "RESTRICTED STOCK" has the meaning set forth in Section 1.02(g) above.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITIES AUTHORITIES" has the meaning set forth in Section 3.02(e) above.

        "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

        "SELLERS" has the meaning set forth in the preface above.

        "SURVEY" has the meaning set forth in Section 1.07(a) above.

        "TAXES" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (I.E. whether federal, state, local, municipal or foreign), including without limitation all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, AD VALOREM, occupation or any other similar governmental charge or imposition.

        "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

        "THIRD PARTY CLAIM" has the meaning set forth in SECTION 8.04 above.

        "TITLE COMPANY" has the meaning set forth in Section 1.07(a) above.

        "VALUATION PRICE" has the meaning set forth in Section 1.02(b) above.

11.     GENERAL.

               11.01 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      (38)

               11.02 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               11.03 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               11.04 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Sellers; PROVIDED, HOWEVER, that the Buyers may (i) assign any or all of their rights and interests hereunder to one or more of their Affiliates, or any successor to all or any substantial part of the Business and Assets of Buyers, and (ii) designate one or more of their Affiliates to perform their obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain responsible for the performance of all of their obligations hereunder).

               11.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement (including all agreements, certificates, instruments, and documents appearing as exhibits hereto or required hereunder) may be executed and shall be binding upon the parties when executed and delivered by facsimile (including counterparts of facsimiles). Any Party executing and delivering this Agreement or any other documents required hereunder by fax agrees to promptly follow up the fax delivery with a duly executed original of the document executed by fax, which original shall be delivered to the other Party by overnight courier.

               11.06 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               11.07 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Sellers:           C/O DWA of Belvedere Company
                                            16 Maybridge Road, P.O. Box B
                                            Belvedere, California 94920

                                      (39)
                                            with a copy to:

                                            Charles M. Thompson
                                            Lippenberger, Thompson, Welch,
                                            Soroko & Gilbert LLP
                                            250 Montgomery Street, Suite 500
                                            San Francisco, California 94104

               If to the Buyers:            U S Liquids, Inc.
                                            411 N. Sam Houston Parkway East,
                                             Suite 400
                                            Houston, Texas 77060
                                            Attention: President

                                            with a copy to:

                                            Marc E. Empey, Esq.
                                            Best Best & Krieger LLP
                                            39700 Bob Hope Drive, Suite 312
                                            Rancho Mirage, California 92270

        Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party set forth above may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               11.08 APPOINTMENT OF AGENT. Sellers hereby irrevocably appoint the law firm of Lippenberger, Thompson, Welch & Soroko LLP, 250 Montgomery Street, Suite 500, San Francisco, California 94104 as their registered agent in the State of California to accept and acknowledge service of process. Buyers hereby irrevocably appoint the law firm of Best Best & Krieger LLP, 39700 Bob Hope Drive, Suite 312, Rancho Mirage, California 92270 as their registered agent in the State of California to accept and acknowledge service of process. The Parties agree that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered to the address provided in Section 11.07, in the manner prescribed in such section.

               11.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                                      (40)

               11.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               11.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               11.12 EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               11.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

               11.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                11.15 AUTHORITY. If any Party hereto is a corporation, trust, estate, limited liability company or partnership, or general or limited partnership, each individual executing this Agreement on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on its behalf.

                                      (41)

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    SELLERS:

                                            Parallel Products
                                            a California limited partnership
                                            By: DWA of Belvedere Company
                                            a California corporation
                                            Its: General Partner

                                            By: /s/ JAMES H. ALLEN
                                            Name:   James H. Allen
                                            Title:  President of General Partner

                                            DWA of Belvedere Company
                                            a California corporation

                                            By: /s/ JAMES H. ALLEN
                                            Name:   James H. Allen
                                            Title:  President

                                            Estate of David W. Allen

                                            By: /s/ PETER B. ALLEN
                                                    Peter Allen, Executor

                                            By: /s/ DONNA CALIMPONG
                                                    Donna Calimpong, Executor

                                            David W. Allen Trust No. 1

                                            By: /s/ JAMES H. ALLEN
                                                    James Allen, Trustee

                                            By: /s/ JEAN A. SNYDER
                                                    Jean A. Snyder, Trustee

                                            By: /s/ KIRK E. WALLACE
                                                    Kirk E. Wallace, Trustee

                                            /s/ PETER B. ALLEN
                                                Peter Allen

                                            /s/ NEAL KOEHLER
                                                Neal Koehler

                                            /s/ RICHARD EASTMAN
                                                Richard Eastman

                                      (42)

                                    BUYERS:

                                            USL Parallel Products of California,
                                            a California corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

                                            Parallel Products of Kentucky, Inc.
                                            a Kentucky corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

                                            Parallel Products of Florida, Inc.
                                            a Florida corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

               The undersigned US Liquids, Inc., has read the foregoing Agreement and agrees to be bound by the obligations expressly relating to it contained therein.

                                            US Liquids, Inc.,
                                            a Delaware corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

                                      (43)

                                 FIRST ADDENDUM
                                       TO
                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

        This First Addendum ("Addendum") is entered into as of April 21, 1998 by and between USL Parallel Products of California, a California corporation ("PPC"), Parallel Products of Kentucky, Inc., a Kentucky corporation ("PPK"), Parallel Products of Florida, Inc., a Florida corporation ("PPF" and collectively with PPC and PPK, the "BUYERS"), Parallel Products, a California limited partnership (the "Company"), DWA of Belvedere Company, a California corporation and the Company's general partner, Estate of David W. Allen, David
W. Allen Trust No. 1, Peter Allen, Neal Koehler and Richard Eastman (collectively the "Partners"). The Company and the Partners are referred to collectively herein as the "SELLERS". The Buyers and Sellers are referred to collectively herein as the "Parties."

        The Parties hereby add the following provisions to the Agreement for Purchase and Sale of Assets ("Agreement") among the Parties dated concurrently herewith, which Agreement is incorporated herein by reference:

        1. WELLS FARGO BANK PAYOFF. Sellers agree at their sole cost and expense to be responsible for, and to promptly cause, the release, termination, and reconveyance of all liens, mortgages, deeds of trust, security interests, and monetary encumbrances against any of the Assets, which liens, etc. are held by Wells Fargo Bank, its affiliates, successors, and assigns, following the payment by Buyers of the wire transfer to Wells Fargo Bank described in Section 1.03 of the Agreement.

        2. KENTUCKY PROPERTY. Sellers shall cause the release from title, and the removal as an exceptions to the Title Commitment dated April 17, 1998 issued by First American Title Ins. Co. for the real property owned by the Company and located at 1620 Bernhein Lane, Louisville, Kentucky, of the following matters:

               (i) that certain mortgage dated June 8, 1995 to William Stephan Reisz, Trustee, in the original principal amount of $100,000.

               (ii) the references to existing leases appearing as Exceptions 6 & 7 of Schedule B, Section 2 of the Title Commitment.

        3. SCHEDULE 4.12(D) DISCLOSURES. With respect to those exceptions set forth in Schedule 4.12(d) of the Disclosure Schedule (excluding Item l (Schedule
4.23 cross reference) and Item 2.c. (CCWD)), Sellers represent and warrant to the Buyers that the Company have taken all steps to resolve and have fully complied with (including paying any applicable fines) all such governmental orders, directives, letters, or notices disclosed.

        4. DISTRIBUTION OF RESTRICTED STOCK BY ESTATE Buyers agree that the Estate of David W. Allen shall have the right to make a one-time distribution of the Restricted Stock to be received by the Estate under the Agreement to Bettye
B. Allen and to the David W. and Bettye B.

Allen Trust, the beneficiaries of the Estate; provided, however, that said beneficiaries shall receive the Restricted Stock subject to the restrictions and with the same legends provided for in the Agreement with respect to Restricted Stock.

        5. TRANSFER TAXES. Buyers and Sellers agree to share equally, any transfer taxes (but not other types of taxes) required to be paid in connection with the conveyance of the two parcels of real property located in Kentucky and California, respectively, from the Company to Buyers.

        6. ASSIGNMENT FEE. Sellers have agreed to pay to the lessor (Pierre Miramonte) of the real property located at 1620 Bernhein Lane, Louisville, Kentucky Road (the lease to which is being assigned by Company to Buyers under the Agreement), the sum of $75,000 in consideration for the lessor's consent to the assignment of the lease and the lessors' agreement not to increase rent on account of such assignment. Buyers have agreed to reimburse Sellers $25,000 of that amount. Accordingly, the Parties agree that Buyers shall wire transfer the sum of $75,000 to the lessor immediately following closing, of which $50,000 shall be deducted from the Closing Cash Payment due to Sellers at Closing.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in Ontario, California, as of the date first above written.

                                    SELLERS:

                                            Parallel Products
                                            a California limited partnership
                                            By: DWA of Belvedere Company
                                            a California corporation
                                            Its: General Partner

                                            By: /s/ JAMES H. ALLEN
                                            Name:   James H. Allen
                                            Title:  President of General Partner

                                            DWA of Belvedere Company
                                            a California corporation

                                            By: /s/ JAMES H. ALLEN
                                            Name:   James H. Allen
                                            Title:  President

                                            Estate of David W. Allen

                                            By: /s/ PETER B. ALLEN
                                                    Peter Allen, Executor

                                            By: /s/ DONNA CALIMPONG
                                                    Donna Calimpong, Executor

                                            David W. Allen Trust No. 1

                                            By: /s/ JAMES H. ALLEN
                                                    James Allen, Trustee

                                            By: /s/ JEAN A. SNYDER
                                                    Jean A. Snyder, Trustee

                                            By: /s/ KIRK E. WALLACE
                                                    Kirk E. Wallace, Trustee

                                            /s/ PETER ALLEN
                                                Peter Allen

                                            /s/ NEAL KOEHLER
                                                Neal Koehler

                                            /s/ RICHARD EASTMAN
                                                Richard Eastman

                                    BUYERS:

                                            USL Parallel Products of California,
                                            a California corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

                                            Parallel Products of Kentucky, Inc.
                                            a Kentucky corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

                                            Parallel Products of Florida, Inc.
                                            a Florida corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative

The undersigned US Liquids, Inc., has read the foregoing Addendum and agrees to be bound by the obligations expressly relating to it contained therein, if any.

                                            US Liquids, Inc.,
                                            a Delaware corporation

                                            By: /s/ DAVID TURKAL
                                            Name:   David Turkal
                                            Title:  Authorized Representative